ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
Q3 RESULTS AND SEPTEMBER 30, 2022 FINANCIAL POSITION

VERO BEACH, Florida -- October 26, 2022 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's Q3 results and September 30, 2022 financial position.

ARMOUR's Q3 2022 Results
◦Comprehensive loss related to common stockholders of $(155.7) million or $(1.26) per common share.
◦Distributable Earnings available to common stockholders of $38.8 million, which represents $0.32 per common share (see explanation of this non-GAAP measure on page 3).
◦Paid common stock dividends of $0.10 per share per month.
◦Raised $167.2 million of capital by issuing 22,733,043 shares of common stock at $7.36 net proceeds per share, after fees and expenses, through at the market offering program.
◦Repurchased 780,000 shares of common stock, at an average cost of $4.96 per share, pursuant to existing authorization.
◦Net interest income of $25.1 million and net interest margin of 2.21%, down 1 basis points from the prior quarter.

ARMOUR's September 30, 2022 Financial Position
◦Book value per common share of $5.83.
◦Liquidity, including cash and unencumbered agency and U.S. government securities, of $469.3 million.
◦Portfolio composition was 96.3% Agency mortgage-backed securities ("MBS"), net of To Be Announced ("TBA") Security short positions and 3.7% U.S. Treasury Securities.
◦Debt to equity ratio of 8.7 to 1 (based on repurchase agreements divided by total stockholders’ equity). Leverage, net of TBA Security short positions, was 7.8 to 1. Implied leverage, adjusted for forward settling sales and unsettled purchases, was 7.3 to 1.
◦Interest Rate swap contracts totaled $6.5 billion of notional amount, representing 90% of total repurchase agreement and TBA Securities liabilities.

Book Value, June 30, 2022	$7.25
Comprehensive loss per common share	(1.26)
Less: Common dividends per common share	(0.30)
Capital Raising Activities, net	0.14
Book Value, September 30, 2022	$5.83
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ARMOUR Residential REIT, Inc. Announces Q3 Results and September 30, 2022 Financial Position

October 26, 2022
Book value per common share consisted of:

September 30, 2022
(in millions except per share)
Common stock - 132,589,725 shares outstanding	$0.1
Additional paid-in capital	3,701.9
Cumulative distributions to stockholders	(1,945.4)
Accumulated net loss	(797.9)
Accumulated other comprehensive loss	(14.6)
Total Stockholders' Equity	$944.1
Less: liquidation preference - 7.00% Cumulative Redeemable Preferred C Stock - 6,846,978 shares outstanding	(171.2)
Equity Attributable to Common Stockholders	$772.9
Book value per common share	$5.83

The major drivers of the change in the Company's financial position during Q3 were:

Q3 2022
(in millions)
Total Stockholders' Equity – Beginning	$972.7
Comprehensive Income (Loss)
Investment in securities (1)
Loss on MBS	$(536.0)
Loss on U.S. Treasury Securities	(16.2)
Loss on TBA Securities	(11.5)
Amortization of prior unrealized losses	9.2
Interest rate swaps
Net interest income	23.6
Gains	314.5
Amortization of prior unrealized gains	(33.3)
Futures contracts (1)	81.5
Net Interest Income	25.1
Total Expenses after fees waived (2)	(9.6)
Total Comprehensive Loss	$(152.7)

Capital Activities
Issuance of common stock	168.2
Common stock repurchases	(3.9)
Dividends	(40.2)
Total Stockholders' Equity – Ending	$944.1
(1)Includes both realized and unrealized gains and losses.
(2)The Company’s external manager has waived a portion of its contractual management fee at the rate of $0.65 million per month until further notice.

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ARMOUR Residential REIT, Inc. Announces Q3 Results and September 30, 2022 Financial Position

October 26, 2022

Condensed balance sheet information:	September 30, 2022
(in millions)
Assets
Cash	$290.8
Cash collateral posted to counterparties	17.0
Investments in securities, at fair value:
Agency Securities	8,014.1
U.S. Treasury Securities	274.2
Receivable for unsettled sales	1,091.9
Derivatives, at fair value	1,087.5
Accrued interest receivable	31.7
Prepaid and other	3.0
Subordinated loan to BUCKLER	105.0
Total Assets	$10,915.2

Liabilities:
Repurchase agreements	$8,250.1
Cash collateral posted by counterparties	1,000.4
Payable for unsettled purchases	682.6
Derivatives, at fair value	7.1
Accrued interest payable- repurchase agreements	20.2
Accounts payable and other accrued expenses	10.7
Total Liabilities	9,971.1

Stockholders’ Equity:
7.00% Cumulative Redeemable Preferred C Stock ($0.001 par value per share, $25.00 per share liquidation preference) - 6,846,978 shares outstanding	$—
Common stock ($0.001 par value per share) - 132,589,725 shares outstanding:	0.1
Additional paid-in capital	3,701.9
Cumulative distributions to stockholders	(1,945.4)
Accumulated net loss	(797.9)
Accumulated other comprehensive loss	(14.6)
Total Stockholders’ Equity	944.1
Total Liabilities and Stockholders’ Equity	$10,915.2

Distributable Earnings, Including TBA Drop Income
Distributable Earnings (defined in more detail below) is a non-GAAP measure defined as net interest income plus TBA Drop Income minus hedging costs and net operating expenses. Distributable Earnings differs from GAAP total comprehensive loss, which include gains and losses and market value adjustments as described below. For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably
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ARMOUR Residential REIT, Inc. Announces Q3 Results and September 30, 2022 Financial Position

October 26, 2022
possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
Distributable Earnings, including TBA Drop income, excludes gains or losses from securities sales and early termination of derivatives, market value adjustments (including impairments) and certain non-recurring expenses. The Company believes that Distributable Earnings and Distributable Earnings per common share are useful to investors because our Board of Directors considers Distributable Earnings and Distributable Earnings per common share when determining the level of dividends on our common stock. Distributable Earnings and Distributable Earnings per common share tend to be more stable over time and this practice is designed to increase the stability of our common stock dividend from month to month. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves differences from total comprehensive income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s total comprehensive income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Announces Q3 Results and September 30, 2022 Financial Position

October 26, 2022
The elements of ARMOUR’s Distributable Earnings and Distributable Earnings per common share and a reconciliation of those amounts to the Company’s Total Comprehensive Loss and Comprehensive loss per common share appear below:

Q3 2022 (unaudited)
(in millions)
Net Interest Income	$25.1
TBA Drop Income	2.7
Net interest income on interest rate swaps	23.6
Total Expenses after fees waived	(9.6)
Distributable Earnings	$41.8
Dividends on Preferred Stock	(3.0)
Distributable Earnings available to common stockholders	$38.8
Distributable Earnings per common share	$0.32

Distributable Earnings	$41.8
Loss on MBS	(536.0)
Loss on U.S. Treasury Securities	(16.2)
Loss on TBA Securities, less TBA Drop Income	(14.2)
Amortization of prior unrealized net gains	(24.1)
Unrealized gain on interest rate swaps	314.5
Futures contracts	81.5
Total Comprehensive Loss	$(152.7)
Dividends on Preferred Stock	(3.0)
Comprehensive loss related to common stockholders	$(155.7)
Comprehensive loss per common share	$(1.26)
Weighted average common shares outstanding - 123,250,643
Dividends
ARMOUR paid monthly cash dividends of $0.10 per share of the Company’s common stock for each month in Q3 2022. ARMOUR will pay common stock dividends of $0.10 per share on October 28, 2022 to holders of record on October 17, 2022. ARMOUR previously announced the November common stock dividends of $0.10 per share to be paid on November 28, 2022 to holders of record on November 15, 2022. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q3 2022. ARMOUR will pay Series C Preferred Stock dividends of $0.14583 per share on October 27, 2022 to holders of record on October 15, 2022. ARMOUR previously announced the November and December Series C Preferred Stock dividends of $0.14583 per share to be paid on November 28, 2022 and December 27, 2022 to holders of record on November 15, 2022 and December 15, 2022, respectively.

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ARMOUR Residential REIT, Inc. Announces Q3 Results and September 30, 2022 Financial Position

October 26, 2022
The Company expects that for 2022, all common stock dividends and Series C Preferred Stock dividends will be treated for federal income tax purposes as a return of capital and not currently taxable. For 2023, the Company forecasts that Series C Preferred Stock dividends for 2023 will likely be treated as fully taxable ordinary income. Common stock dividends for 2023 will likely be treated, at least partially, as taxable ordinary income.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q3 2022 operating results on Thursday, October 27, 2022, at 8:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://event.choruscall.com/mediaframe/webcast.html?webcastid=LLz3tYEG. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, the impact of the COVID-19 pandemic on the Company's operational and financial performance and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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